Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-232002, 333-230256, 333-225871, 333-219387, 333-210312, 333-202069, and 333-257007) on Form S-8, the registration statements (Nos. 333-239473, 333-225878, 333-221087 and 333-211166) on Form S-3 and the registration statements (Nos. 333-214773 and 333-214230) on Form S-1 of our report dated March 31, 2023, with respect to the consolidated financial statements of Bellerophon Therapeutics, Inc.

/s/ KPMG LLP

Short Hills, New Jersey

March 31, 2023